Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post Effective Amendment No. 60 to the registration statement on Form N-1A of our report dated December 22, 2008, relating to the financial statements and financial highlights which appears in the October 31, 2008 Annual Report to Shareholders of SunAmerica Focused Series, Inc. which is also incorporated by reference into SunAmerica Focused Series, Inc.’s Post Effective Amendment No. 58 to the registration statement.

PricewaterhouseCoopers LLP

Houston, Texas

August 28, 2009